UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 27, 2017

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	000-6814	83-0205516
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

950 S. Cherry Street, Suite 1515, Denver, CO	80246
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 993-3200

(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

As previously disclosed, effective October 3, 2017, U.S. Energy Corp. (the “Company”), the Company’s wholly owned subsidiary Energy One LLC and APEG Energy II, L.P., (“APEG”), an entity controlled by Angelus Capital, LLC entered into an exchange agreement (the “Exchange Agreement”), (previously reported in the Company’s Current Report on Form 8-K dated October 5, 2017 and incorporated by reference herein). The Company closed the exchange transaction with APEG on December 29, 2017.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this report is incorporated by reference into this Item 3.02. The common stock to be issued pursuant to the Exchange Agreement has not been registered under the Securities Act, and the transactions set forth under Item 1.01 of this report have been or will be taken in reliance upon the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereof as transactions by an issuer not involving any public offering.

Item 3.03. Material Modification to Rights of Security Holders.

Standstill Agreement

As previously disclosed, in connection with the Exchange Agreement, the Company also entered into a Standstill Agreement with APEG (the “Standstill Agreement”) which will be in effect for one year from the closing of the exchange transaction (previously reported in the Company’s Current Report on Form 8-K dated October 5, 2017 and incorporated by reference herein).

Item 5.07. Submission to Matter to a Vote of Security Holders.

The Company held a Special Meeting of its stockholders on December 27, 2017, at its principal executive offices in Denver, Colorado, for the following purposes: (1) to approve the issuance of shares of common stock in connection with the exchange transaction under NASDAQ Stock Market Rules 5635(b); (2) to approve an amendment, at the discretion of the Board of Directors, to the Company’s articles of incorporation to implement a reverse stock split of the Company’s outstanding common stock; and (3) to approve an adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting cast in favor of one or bother of the previous proposals. Each of these items is more fully described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on October 31, 2017.

At the close of business on November 1, 2017, the record date for the Special Meeting, there were 5,983,510 shares of the Company’s common stock issued, outstanding and entitled to vote at the Special Meeting.

Proposal 1 – Exchange Transaction Approval

The approval of the issuance of shares of common stock in connection with the exchange transaction under NASDAQ Stock Market Rules 5635(b), was approved with votes as follows:

Shares For	Shares Against	Shares Abstained
1,042,267	331,669	5,539

Proposal 2 – Reverse Stock Split Approval

The approval of an amendment, at the discretion of the Board of Directors, to the Company’s articles of incorporation to implement a reverse stock split of the Company’s common stock at a reverse split ratio of 1-for-5, without reducing the authorized number of shares of our common stock (the “Reverse Stock Split”), was approved with votes as follows:

Shares For	Shares Against	Shares Abstained
3,117,277	1,169,141	10,250

Maintaining the Company’s listing on NASDAQ was the primary reason for the Company seeking shareholder approval of the Reverse Stock Split.

Because NASDAQ has determined to continue the listing of the Company’s securities, the Board of Directors has determined that it will not implement the Reverse Stock Split.

Proposal 3 – Adjournment

The proposal to approve an adjournment of the Special Meeting, if necessary or appropriate, to establish a quorum or to permit further solicitation of proxies if there are not suffice votes at the time of the Special Meeting cast in favor of one or both of the previous proposals passed, with votes as follows:

Shares For	Shares Against	Shares Abstained
3,470,267	819,962	6,439

Item 7.01. Regulation FD Disclosure.

On December 29, 2017, the Company issued a press release announcing the results of the exchange transaction.

A copy of the Press Release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated December 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Energy Corp.

Dated: December 29, 2017	By:	/s/ David Veltri
David Veltri
Chief Executive Officer